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                 AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 21
                            LISTING OF SUBSIDIARIES


Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated parenthetically, 100% of the voting securities of each subsidiary are owned by the Company. All Companies indicated with an asterisk (*) are subsidiaries of AMVAC. All of the following subsidiaries are included in the Company's consolidated financial statements:

          AMVAC Chemical Corporation              California

          GemChem, Inc.                           California

          2110 Davie Corporation                  California
          (formerly ABSCO Distributing)

          AMVAC Chemical UK Ltd.*                 Surrey, England

          Agrosevicions Amvac, SA de CV           Mexico

          Quimica Amvac de Mexico SA de CV        Mexico

          Environmental Mediation, Inc. (51%)     California

          Calhart Corporation                     California

          Manufacturers Mirror & Glass
            Co., Inc.                             California

          Todagco (80%)*                          California

          American Vanguard Corporation
            of Imperial Valley (90%)*             California

          AMVAC Ag-Chem*                          California

          AMVAC Chemical Corporation-Nevada*      Nevada